AMENDMENT SIX
TO THE
TORCHMARK CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Pursuant to Section 9.1 of the Torchmark Corporation Supplemental Executive Retirement Plan as established effective January 1, 2007 (the “Plan”), Torchmark Corporation (the “Company”) hereby amends the Plan, effective April 2, 2018, as follows:
1.Section 8.11 of the Plan is replaced in its entirety for claims filed after April 1, 2018 and shall read as follows:

8.11 Claim and Appeal Procedures. The Committee shall review and decide claims for benefits and appeals thereof in accordance with the procedures set forth in Department of Labor Regulation § 2560.503-1, the provisions of which are incorporated herein by reference. A claimant shall be required to exhaust the administrative remedies provided by this Section 8.11 prior to seeking any other form of relief.
Done this the 31st day of December, 2018.
TORCHMARK CORPORATION

By: /s/ Frank M. Svoboda
Its: EVP & CFO